Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Re: Ford Motor Credit Company LLC Registration Statement Nos. 333-180342 and 333-194069 on Form S-3

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Credit Company LLC and its Subsidiaries of our report dated February 13, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
February 13, 2015